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                                EXHIBIT 10.46
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                                                                   EXHIBIT 10.46

                                   AGREEMENT


         This Agreement (the "Agreement") is entered into by and between PAXSON COMMUNICATIONS CORPORATION ("PCC") and LOWELL W. PAXSON ("Paxson"), as of this 18th day of August, 1995.

         BACKGROUND. On or about October 10, 1990, Home Shopping Network, Inc. ("HSN") and Paxson executed a Consulting Agreement (the "Consulting Agreement"). Section 16 of the Consulting Agreement was entitled "Non-Competition" (the "Non-Competition Provision") and pursuant thereto Paxson agreed for a period of five (5) years following the termination of his services under the Consulting Agreement that he would not, directly or indirectly, do certain things that related to the business or activities of HSN. For example, the Non-Competition Provision, in part, generally purports to prohibit Paxson and entities in which he has an interest from competing with HSN and from investing in competitive enterprises.

         Paxson indirectly has invested substantial amounts in PCC and is a key employee of PCC. PCC and its affiliates desire to engage in business activities, and PCC desires to retain the benefits of Paxson's investment and employment, free from any possible basis for HSN to assert claims under the Consulting Agreement. PCC desires to provide certainty for the scope of its activities and to avoid needless expense resulting from claims by HSN pursuant to the Non-Competition Provision. PCC also desires to restrict Paxson and his other affiliates from competing with PCC and from investing in competitive enterprises. Paxson is not willing to expand the scope of the Non-Competition Provision but would like to clarify its terms and is willing to amend the terms of the Non-Competition Provision if PCC is the beneficiary. The Consulting Agreement is not assignable by HSN except in limited circumstances without Paxson's consent. Paxson and PCC believe it will be in their mutual interest for PCC to acquire HSN's rights under the Consulting Agreement pertaining to the Non-Competition Provision and Paxson is willing to consent to such acquisition, or whatever other arrangements PCC may make, in consideration for Paxson's agreement with PCC for a modified Non-Competition Provision.

         Therefore, Paxson and PCC agree as follows:

         1. TRANSACTIONS. Paxson authorizes PCC to acquire, at its expense, HSN's rights under the Consulting Agreement with respect to the Non-Competition Provision, or to make arrangements for the termination of HSN's rights under the Non-Competition Provision as applied to Paxson and PCC.

         2. REVISED NON-COMPETITION. Effective concurrently with (a) the termination of HSN's rights under the Non-Competition Provision with respect to Paxson and PCC, or (b) the acquisition by PCC of HSN's rights with respect to the Non-Competition Provision, Paxson and PCC agree as follows:
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                 (a)      Paxson agrees with PCC that for a period ending upon
the earlier of (i) a Change in Control, as defined below, or (ii) December 31, 1999, which is five years after HSN terminated Paxson's services pursuant to the Consulting Agreement, he will not, directly or indirectly, (a) solicit, interfere with, or endeavor to entice away from PCC or its affiliates, any employees, customers, or any other person, firm or corporation doing business with PCC on the date hereof, unless such employment or business relationship shall have terminated, or (b) make, directly or indirectly, an investment in an enterprise that engages in any business in which PCC is engaged on the date of this Agreement, (c) serve as a vendor for an enterprise that engages in any business in which PCC or its affiliates are engaged on the date of this Agreement, or (d) accept any employment whatsoever with, advise, consult with, or serve as an officer or director, or otherwise do business with a company that engages in any business, in which PCC and any of its affiliates or either of them are so engaged on the date of this Agreement. Subject to the foregoing, Paxson will be free from the provisions of this paragraph to engage in any business or other endeavor for profit or for eleemosynary purposes or otherwise.

                 (b) Notwithstanding the foregoing, Paxson may, during the period described above and thereafter, own, manage, serve as an officer, director, consultant, adviser, or employee of, or otherwise have an interest in any enterprise or activity engaged in religious broadcasting.

                 (c) It is Paxson's and PCC's intent that this paragraph 2 replaces and supersedes the Non-Competition Provision, but shall be effective only if and when PCC and Paxson, or either of them, enter into an agreement with HSN pursuant to which PCC has either acquired HSN's rights under the Consulting Agreement with respect to the Non-Competition Provision or has obtained the release or discharge of Paxson and PCC from the Non-Competition Provision contained in the Consulting Agreement.

         3.      CHANGE IN CONTROL.  Change in Control means the date on which
(1) any person, including a "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of forty percent or more of the total number of shares entitled to vote in the election of directors of the Board of Directors of PCC, (2) PCC is merged into any other company or substantially all of its assets are acquired by any other company, or (3) three or more directors nominated by the Board of Directors of PCC to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

         4. SUCCESSORS. This Agreement shall be binding upon the heirs, administrators, successors and assigns of each party hereto.

         5. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Paxson and PCC with regard to the matters set forth herein and shall be binding upon the successors and assigns of each. PCC and Paxson acknowledge and





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agree that they will make no claim at any time or place that this Agreement has been orally altered or modified in any respect whatsoever. Any modification of this Agreement must be in writing and signed by both parties.

         6.      MISCELLANEOUS.

                 (a) This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of Florida (not including the choice of law principles thereof).

                 (b) In the event of any controversy or dispute arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party or parties his reasonable expenses, including, without limitation, attorneys' fees.

                 (c) Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

                 (d) As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

                 (e) The headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, Paxson and PCC have signed and sealed this Agreement as of the day and year first mentioned above.

                                /s/ Lowell W. Paxson
                                ----------------------------------------------
                                LOWELL W. PAXSON
                                601 Clearwater Park Road
                                West Palm Beach, FL 33401-6233

                                PAXSON COMMUNICATIONS
                                CORPORATION


                                By:/s/ Arthur D. Tek
                                ----------------------------------------------
                                Arthur D. Tek, Treasurer
                                601 Clearwater Park Road
                                West Palm Beach, FL 33401-6233





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